Exhibit 10.5

AMENDED AND RESTATED

CANADIAN SECURITY AGREEMENT

THIS AMENDED AND RESTATED CANADIAN SECURITY AGREEMENT (the “Agreement”) dated as of November 6, 2025, is entered into by and among the Canadian Borrowers and Canadian Guarantor (each as defined below), such other entities which from time to time become parties hereto (collectively, including the Canadian Borrower and Canadian Guarantor, the “Debtors” and each individually a “Debtor”) and FIRST MERCHANTS BANK, an Indiana bank, as Agent, L/C Issuer and Swing Line Lender for and on behalf of the Lenders (as defined below) (in such capacity, the “Agent”). The addresses for the Debtors and the Agent, as of the date hereof, are set forth on the signature pages attached hereto.

R E C I T A L S:

A.    Allure Global Solutions, Inc., a Georgia corporation (“AGS”), Creative Realities, Inc., a Minnesota corporation (“CRI”), and Reflect Systems, Inc., a Delaware corporation (“RS”), jointly and severally (AGS, CRI and RS, collectively, the “U.S. Borrowers”, and each a “U.S. Borrower”) and First Merchants Bank (as the sole lender) are parties to that certain credit agreement dated as of May 23, 2024, (as amended and/or amended and restated prior to the date hereof, the “Existing Credit Agreement”), and the obligations and liabilities thereunder are guaranteed by Creative Realities Canada Inc. (the “Canadian Guarantor”).

B.    The Canadian Guarantor entered into a security agreement dated as of May 23, 2024 (the “Existing Security Agreement”) in favor of First Merchants Bank (as the sole lender) pursuant to which Canadian Guarantor granted a continuing security interest in and to all of its right, title and interest in and to all present and after acquired personal property of the Canadian Guarantor of whatever kind and wherever situate.

C.    1001372953 Ontario Inc., an Ontario corporation (“1001 Ontario”), DDC Group International, Inc., an Ontario corporation (“DDC Group”) and Cineplex Digital Media Inc., an Ontario corporation (“CDM” together with 1001 Ontario and DDC Group, collectively, the “Canadian Borrowers”, and each a “Canadian Borrower”) jointly and severally with the U.S., Borrowers (the “Borrowers” and each a “Borrower”) have entered into that certain Amended and Restated Credit Agreement dated as of November 6, 2025 (as amended, supplemented, amended and restated or otherwise modified from time to time the “Credit Agreement”), with each of the financial institutions party thereto (collectively, including their respective successors and assigns, the “Lenders”) pursuant to which the Lenders have agreed, subject to the satisfaction of certain terms and conditions, to extend or to continue to extend financial accommodations to the Borrower, as provided therein and to amend and restate in its entirety the Existing Credit Agreement.

D.    In consideration of and in connection with the execution and delivery of the Credit Agreement and the making of advances by the Lenders thereunder, Canadian Guarantor has agreed to amend and restate the Existing Security Agreement as set forth herein and the Canadian Borrowers have agreed to grant (or cause to be granted) certain Liens to the Agent, for the benefit of the Lenders, all to secure the obligations of the Borrowers or any Debtor under the Credit Agreement or any related Loan Document (including any Guaranty).

E.    The Debtors have directly and indirectly benefited and will directly and indirectly benefit from the transactions evidenced by and contemplated in the Credit Agreement and the other Loan Documents.

F.    The Agent is acting as Agent for the Lenders pursuant to the terms and conditions Section 11.1 of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
Definitions

Section 1.1    Definitions. As used in this Agreement, capitalized terms not otherwise defined herein have the meanings provided for such terms in the Credit Agreement. References to “Sections,” “subsections,” “Exhibits” and “Schedules” shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations. References to particular sections of the PPSA should be read to refer also to parallel sections of the Personal Property Security Act as enacted in each province, territory or other jurisdiction which may be applicable to the grant and perfection of the Liens held by the Agent pursuant to this Agreement. Terms defined in the PPSA which are not otherwise defined in this Agreement are used herein as defined in the PPSA, including without limitation, “Accessions”, “Goods”, “Money”, “Financing Statement” and “Financing Change Statement”.

The following terms have the meanings indicated below, all such definitions to be equally applicable to the singular and plural forms of the terms defined:

“Account” means any “account,” as such term is defined in the PPSA, now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all rights of such Debtor to payment for goods sold or leased or services rendered, whether or not earned by performance, (b) all accounts receivable of such Debtor, (c) all rights of such Debtor to receive any payment of money or other form of consideration, (d) all security pledged, assigned or granted to or held by such Debtor to secure any of the foregoing, (e) all guarantees of, or indemnifications with respect to, any of the foregoing, and (f) all rights of such Debtor as an unpaid seller of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation and resale.

“Applicable Law” shall mean, in respect of any Person, property, transaction or event, all present and future laws, statutes, regulations, treaties, judgments and decrees applicable to that Person, property, transaction or event (applicable to any Lender) and all applicable requirements, requests, official directives, consents, approvals, authorizations, guidelines, rules, orders and policies of any Governmental Authority having or purporting to have authority over any Person, property, transaction or event.

“Canadian Excluded Property” shall have the meaning given such term in Section 2.1 of this agreement.

“Chattel Paper” means any “chattel paper,” as such term is defined in the PPSA, now owned or hereafter acquired by a Debtor, and shall include both “electronic chattel paper” as such term is defined in the PPSA and “tangible chattel paper” as such term is defined in the PPSA.

“Collateral” has the meaning specified in Section 2.1 of this Agreement.

“Collateral Compliance Report” shall mean a report in the form attached hereto as Exhibit C.

“Computer Records” means any computer records now owned or hereafter acquired by any Debtor.

“Copyright Collateral” shall mean all Copyrights and Copyright Licenses of the Debtors.

“Copyright Licenses” shall mean all license agreements with any other Person in connection with any of the Copyrights or such other Person’s copyrights, whether a Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 1.1 hereto and made a part hereof, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Copyrights” shall mean all copyrights and mask works, whether or not registered, and all applications for registration of all copyrights and mask works, including, but not limited to all copyrights and mask works, and all applications for registration of all copyrights and mask works identified on Schedule 1.1 attached hereto and made a part hereof, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof; (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof); and (c) all rights corresponding thereto and all modifications, adaptations, translations, enhancements and derivative works, renewals thereof, and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto.

“Deposit Account” shall mean a demand, time, savings, passbook, money market or like depositor accounts and all certificates of deposit, maintained with a bank, savings and loan association, credit union or like organization now owned or hereafter acquired by such Person, or in which such Person has or acquires any rights, or other receipts, covering, evidencing or representing rights or interest in such deposit accounts. The term does not include investment property, investment accounts or accounts evidenced by a certificate of deposit that is an Instrument.

“Document of Title” means any “document of title,” as such term is defined in the PPSA, now owned or hereafter acquired by any Debtor, including, without limitation, all documents of title and all receipts covering, evidencing or representing goods now owned or hereafter acquired by a Debtor.

“Equipment” means any “equipment,” as such term is defined the PPSA, now owned or hereafter acquired by a Debtor and, in any event, shall include, without limitation, all machinery, equipment, furniture, trade fixtures, tractors, trailers, rolling stock, vessels, aircraft and Vehicles now owned or hereafter acquired by such Debtor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Governmental Authority” shall mean any nation or government, any province, territory, municipality or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Industrial Designs” means (a) all industrial designs and applications for industrial designs throughout the world, including all industrial design applications in preparation for filing anywhere in the world, (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and re-examinations of any of the items described in clause (a) above, (c) all industrial design licences and other agreements providing Debtor with the right to use any of the items of the type referred to in clauses (a) and (b) above, (d) the right to sue third parties for past, present or future infringements of any industrial design or industrial design application, and for breach or enforcement of any industrial design licence, and (e) all Proceeds of, and rights associated with, the foregoing (including licence royalties and Proceeds of infringement suits), and all rights corresponding thereto throughout the world.

“Instrument” shall mean any “instrument,” as such term is defined in the PPSA, now owned or hereafter acquired by a Debtor, and, in any event, shall include all promissory notes (including without limitation, any Intercompany Notes held by such Debtor), drafts, bills of exchange and trade acceptances, whether now owned or hereafter acquired.

“Insurance Proceeds” shall have the meaning set forth in Section 4.4 of this Agreement.

“Intangibles” means any “intangibles,” as such term is defined in the PPSA, now owned or hereafter acquired by a Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all of such Debtor’s Intellectual Property Collateral; (b) all of such Debtor’s books, records, data, plans, manuals, Software, Computer Records, computer tapes, computer disks, computer programs, source codes, object codes and all rights of such Debtor to retrieve data and other information from third parties; (c) all of such Debtor’s contract rights, partnership interests, membership interests, joint venture interests, securities, deposit accounts, investment accounts and certificates of deposit; (d) all rights of such Debtor to payment under chattel paper, documents, instruments and similar agreements; (e) letters of credit, letters of credit rights supporting obligations and rights to payment for money or funds advanced or sold of such Debtor; (f) all taxes refund and tax refund claims of such Debtor, (g) all choses in action and causes of action of such Debtor (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all judgments in favour of such Debtor; (h) all rights and claims of such Debtor under warranties and indemnities, and (i) all rights of such Debtor under any insurance, surety or similar contract or arrangement.

“Intellectual Property Collateral” shall mean Patents, Patent Licenses, Copyrights, Copyright Licenses, Trademarks, Trademark Licenses, Industrial Designs, trade secrets, registrations, goodwill, franchises, permits, proprietary information, customer lists, designs, inventions and all other intellectual property and proprietary rights, including without limitation those described on Schedule 1.1 attached hereto and incorporated herein by reference.

“Inventory” means any “inventory,” as such term is defined in the PPSA, now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all goods and other personal property of such Debtor that are held for sale or lease or to be furnished under any contract of service; (b) all raw materials, work-in-process, finished goods, supplies and materials of such Debtor; (c) all wrapping, packaging, advertising and shipping materials of such Debtor; (d) all goods that have been returned to, repossessed by or stopped in transit by such Debtor; and (e) all Documents of Title evidencing any of the foregoing.

“Investment Property” means any “investment property” as such term is defined in the PPSA, now owned or hereafter acquired by a Debtor, and in any event, shall include without limitation all shares of stock and other equity, partnership or membership interests constituting securities, of the Subsidiaries of such Debtor from time to time owned or acquired by such Debtor in any manner (including, without limitation, the Pledged Shares), and the certificates and all dividends, cash, instruments, rights and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such shares.

“Patent Collateral” shall mean all Patents and Patent Licenses of the Debtors.

“Patent Licenses” shall mean all license agreements with any other Person in connection with any of the Patents or such other Person’s patents, whether a Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 1.1 hereto and made a part hereof, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Patents” shall mean all letters patent, patent applications and patentable inventions, including, without limitation, all patents and patent applications identified on Schedule 1.1 attached hereto and made a part hereof, and including without limitation, (a) all inventions and improvements described and claimed therein, and patentable inventions, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (d) all rights corresponding thereto and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto.

“Permitted Liens” shall mean all Liens permitted under the Credit Agreement.

“Pledged Shares” means the shares of capital stock or other equity, partnership or membership interests described on Schedule 1.2 attached hereto and incorporated herein by reference, and all other shares of capital stock or other equity, partnership or membership interests acquired by any Debtor after the date hereof.

“PPSA” shall have the meaning given to such term in the Credit Agreement.

“Proceeds” means any “proceeds,” as such term is defined in the PPSA and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guarantee payable to a Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to a Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting, or purporting to act, for or on behalf of any Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Real Property” means all of the Debtors’ right, title, estate and interest in and to all its presently owned or held and after acquired or held real, immovable and leasehold property and all interests therein, and all easements, right-of-way, privileges, benefits, licenses, improvements and rights whether connected therewith or appurtenant thereto or separately owned or held, including all structures, plant and other fixtures.

“Receiver” is defined in Section 6.1(i) of this Agreement.

“Records” are defined in Section 3.2 of this Agreement.

“Revenue Sharing Agreements” means the agreements by and between Cineplex Digital Media Inc. and/or its successors and assigns, and its applicable customer located in Canada, pertaining to the rental, lease or sale of digital signage and the installations and services pertaining thereto, along with the revenues derived from the advertising sales displayed on the signage, as such agreements may be amended, modified, restated from time to time.

“Securities Account” has the meaning specified in the STA.

“Securities Act” means the Securities Act (Ontario), as amended, and any successor thereto, and any regulations promulgated thereunder.

“Software” means all (i) computer programs and supporting information provided in connection with a transaction relating to the program, and (ii) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods, and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded.

“STA” means the Securities Transfer Act, 2006 (Ontario) as amended, and any successor thereto, and any regulations promulgated thereunder or, to the extent applicable, similar legislation of any other jurisdiction, as amended from time to time.

“Trademark Collateral” shall mean all Trademarks and Trademark Licenses of the Debtors.

“Trademark Licenses” shall mean all license agreements with any other Person in connection with any of the Trademarks or such other Person’s names or trademarks, whether a Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule 1.1 hereto and made a part hereof, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, and to sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Trademarks” shall mean all trademarks, service marks, trade names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations, and any renewals thereof, including, without limitation, each registration and application identified on Schedule 1.1 attached hereto and made a part hereof, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof) and (c) all rights corresponding thereto and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin.

“Vehicles” means all motor vehicles, cars, trucks, trailers, construction and earth moving equipment, fork lifts and other vehicles and all tires and other appurtenances to any of the foregoing.

Notwithstanding anything to the contrary set forth herein or in the Credit Agreement, the definitions provided for capitalized terms set forth herein shall govern over definitions provided for such terms in the Credit Agreement.

ARTICLE 2
Security Interest

Section 2.1    Grant of Security Interest. As collateral security for the prompt payment and performance in full when due of the Obligations (whether at stated maturity, by acceleration or otherwise), each Debtor hereby pledges, assigns, transfers, hypothecates and conveys to the Agent as collateral, and grants the Agent a continuing Lien on and security interest in and to all of such Debtor’s right, title and interest in and to all present and after acquired personal property of the Debtor of whatever kind and wherever situate, but including, without limitation, each of all of such Debtor’s right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively, the “Collateral”):

(a)	all Accounts;

(b)	all Chattel Paper;

(c)	all Intangibles;

(d)	all Equipment;

(e)	all Inventory;

(f)	all Documents of Title;

(g)	all Instruments;

(h)	all Goods and fixtures;

(i)

all Deposit Accounts, Securities Accounts and any other cash collateral, deposit or investment accounts, including all cash collateral, deposit or investment accounts established or maintained pursuant to the terms of this Agreement or the other Loan Documents;

(j)	all money, cash and cash equivalents;

(k)	all Computer Records and Software, whether relating to the foregoing Collateral or otherwise, but in the case of such Software, subject to the rights of any non-affiliated licensee of software;

(l)	all Investment Property, including for greater certainty, the Pledged Shares;

(m)	all Vehicles;

(n)	all Intellectual Property Collateral;

(o)	all books and records pertaining to the Collateral;

(p)

all additions, attachments, Accessions, parts, replacements, substitutions, renewals, interest, dividends, distributions, rights of any kind (including but not limited to stock splits, stock rights, voting and preferential rights) and products of or pertaining to any of the property described in the foregoing clauses (a) through (l); and

(q)

the Proceeds, in cash or otherwise, of any of the property described in the foregoing clauses (a) through (m) and all Liens, security, rights, remedies and claims of such Debtor with respect thereto (provided that the grant of a security interest in Proceeds set forth is in this subsection (m) shall not be deemed to give the applicable Debtor any right to dispose of any of the Collateral, except as may otherwise be permitted pursuant to the terms of the Credit Agreement);

provided, however, that “Collateral” shall not include (i) rights under or with respect to any Intangible, agreement, right, franchise, license, permit or authorization to the extent any such Intangible, agreement, right, franchise, license, permit or authorization, by its terms or by law, prohibits the assignment of, or the granting of a Lien over the rights of a grantor thereunder or which would be invalid or unenforceable upon any such assignment or grant (the “Restricted Assets”); (ii) the last day of the term of any lease or agreement therefor but upon the enforcement of the security interest granted hereby in the Collateral, the applicable Debtor shall stand possessed of such last day in trust to assign the same to any person acquiring such term; (iii) Consumer Goods; (iv) any property to the extent that (and for so long as) such grant of a security interest is prohibited by any requirements of law; (v) any “intent to use” trademark applications for which a statement of use or an amendment to allege use has not been filed and accepted with the Canadian Intellectual Property Office or the U.S. Trademark and Patent Office, as applicable (clauses (i) through (v) collectively, the “Canadian Excluded Property”). Notwithstanding the foregoing, as it pertains to the Restricted Assets, the Proceeds of any Restricted Asset shall continue to be deemed to be “Collateral”, and the inclusion of Restricted Assets as Canadian Excluded Property shall not limit the grant of any Lien on or assignment of any Restricted Asset to the extent that the PPSA or any other Applicable Law provides that such grant of Lien or assignment is effective irrespective of any prohibitions to such grant provided in any Restricted Asset (or the underlying documents related thereto). Concurrently with any Restricted Asset being entered into or arising after the date hereof, the applicable Debtor shall be obligated to obtain any waiver or consent (in form and substance acceptable to the Agent) necessary to allow such Restricted Asset to constitute Collateral hereunder if the failure of such Debtor to have such Restricted Asset would have a Material Adverse Effect.

Notwithstanding this Section 2.1, any Debtor’s grant of security in “trade-marks” and “trade-names” (each as defined in the Trade-marks Act (Canada)) under this Agreement and the Canadian intellectual property security agreement shall be limited to a grant by such Debtor of a security interest in all of such Debtor’s right, title and interest in such trade-marks and trade-names.

Section 2.2    Debtors Remain Liable. Notwithstanding anything to the contrary contained herein, (a) the Debtors shall remain liable under the contracts, agreements, documents and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent or any Lender of any of their respective rights or remedies hereunder shall not release the Debtors from any of their duties or obligations under the contracts, agreements, documents and instruments included in the Collateral, and (c) neither the Agent nor any of the Lenders shall have any indebtedness, liability or obligation (by assumption or otherwise) under any of the contracts, agreements, documents and instruments included in the Collateral by reason of this Agreement, and none of them shall be obligated to perform any of the obligations or duties of the Debtors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

ARTICLE 3
Representations and Warranties

To induce the Agent to enter into this Agreement and the Agent and the Lenders to enter into the Credit Agreement, each Debtor represents and warrants to the Agent and to each Lender as follows, each such representation and warranty being a continuing representation and warranty, surviving until termination of this Agreement in accordance with the provisions of Section 7.12 of this Agreement:

Section 3.1    Title. Such Debtor is, and with respect to Collateral acquired by it after the date hereof such Debtor will be, the legal and beneficial owner of the Collateral owned by it free and clear of any Lien or other encumbrance, except for the Permitted Liens, provided that, other than the Lien established under this Agreement, no Lien on any Pledged Shares shall constitute a Permitted Lien.

Section 3.2    Change in Form or Jurisdiction; Successor by Amalgamation; Location of Books and Records.

(a)

Prior to the Permitted Amalgamation. As of the date hereof, but prior to the Permitted Amalgamation, each Debtor (a) is duly organized and validly existing as a corporation (or other business organization) under the laws of its jurisdiction of organization; (b) is formed in the jurisdiction of organization and has the registration number set forth on Schedule 3.2(a) attached hereto; (c) has not changed its respective corporate form or its jurisdiction of organization at any time during the five years immediately prior to the date hereof, except as set forth on such Schedule 3.2(a); (d) except as set forth on such Schedule 3.2(a) attached hereto, no Debtor has, at any time during the five years immediately prior to the date hereof, become the successor by amalgamation, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise of any other Person, and (e) keeps true and accurate books and records regarding the Collateral (the “Records”) in the office indicated on such Schedule 3.2(a).

(b)

After the Permitted Amalgamation. As of the date hereof, but after the Permitted Amalgamation, each of Amalco and the Canadian Guarantor: (a) is duly organized and validly existing as a corporation (or other business organization) under the laws of the province of Ontario; (b) is formed in the province of Ontario and has the registration number set forth on Schedule 3.2(b) attached hereto; (c) has not changed its respective corporate form or its jurisdiction of organization at any time during the five years immediately prior to the date hereof, except as set forth on such Schedule 3.2(b); (d) except as set forth on such Schedule 3.2(b) attached hereto, no Debtor has, at any time during the five years immediately prior to the date hereof, become the successor by amalgamation, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise of any other Person, and (e) keeps true and accurate books and records regarding the Collateral (the “Records”) in the office indicated on such Schedule 3.2(b).

Section 3.3    Representations and Warranties Regarding Certain Types of Collateral.

(a)

Location of Inventory and Equipment.  As of the date hereof, (i) all Inventory (except Inventory in transit) and Equipment (except vessels and aircraft) of each Debtor are located at the places specified on Schedule 3.3(a) attached hereto, (ii) the name and address of the landlord leasing any location to any Debtor is identified on such Schedule 3.3(a), and (iii) the name of and address of each bailee or warehouseman which holds any Collateral and the location of such Collateral is identified on such Schedule 3.3(a).

(b)

Account Information.  As of the date hereof, all Deposit Accounts, cash collateral account or investment accounts of each Debtor (except for those Deposit Accounts located with the Agent) are located at the banks specified on Schedule 3.3(b) attached hereto which Schedule sets forth the true and correct name of each bank where such accounts are located, such bank’s address, the type of account and the account number.

(c)

Documents of Title.  As of the date hereof, except as set forth on Schedule 3.3(c), none of the Inventory or Equipment of such Debtor (other than trailers, rolling stock, vessels, aircraft and Vehicles) is evidenced by a Document of Title (including, without limitation, a negotiable document of title).

(d)

Intellectual Property.  Set forth on Schedule 1.1 (the same may be amended from time to time) is a true and correct list of the registered Patents, Patent Licenses, registered Trademarks, Trademark Licenses, registered Copyrights and Copyright Licenses owned by the Debtors (including, in the case of the Patents, Trademarks and Copyrights, the applicable name, date of registration (or of application if registration not completed) and application or registration number).

(e)

Pledged Shares. Duly Authorized and Validly Issued. The Pledged Shares owned by such Debtor that are shares of a corporation have been duly authorized and validly issued and are fully paid and nonassessable, and the Pledged Shares owned by such Debtor that are membership interests or partnership units (if any) have been validly granted, under the laws of the jurisdiction of organization of the issuers thereof, and, to the extent applicable, are fully paid and nonassessable. No such membership or partnership interests constitute “security” within the meaning of the STA, except as provided in Section 10 of the STA, and each Debtor covenants and agrees not to allow any such membership or partnership interest to become “security” for purposes of the STA, except as provided in Section 10 of the STA.

(f)

Unlimited Liability Companies. Any Debtor that controls any interest (for the purposes of this Section 3.3(f), “ULC Interests”) in any unlimited liability company (for the purposes of this Section 3.3(f), a “ULC”) pledged hereunder shall remain registered as the sole registered and beneficial owner of the ULC Interests and will remain as registered and beneficial owner until such time as the ULC Interests are effectively transferred into the name of the Agent or any other person on the books and records of the ULC. Nothing in this Agreement is intended to or shall constitute the Agent or any person other than the ULC a shareholder or member of such ULC until such time as notice is given to the ULC and further steps are taken thereunder so as to register the Agent or any other person as the holder of such ULC Interests. To the extent any provision hereof would have the effect of constituting the Agent or any other person as a shareholder or member of an unlimited liability company prior to such time, such provision shall be severed therefrom and ineffective with respect to the ULC Interests without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Shares which are not ULC Interests. Except upon the exercise of rights to sell or otherwise dispose of ULC Interests following the occurrence and during the continuance of a Default or Event of Default hereunder. The Debtor shall not cause or permit, or enable any ULC in which it holds ULC Interests to cause or permit, the Agent to: (a) be registered as shareholders or members of such ULC; (b) have any notation entered in their favour in the share register of such ULC; (c) be held out as shareholders or members of such ULC; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Agent holding a security interest in such ULC; or (e) to act as a shareholder or member of such ULC, or exercise any rights of a shareholder or member including the right to attend a meeting of, or to vote the shares of, such ULC.

(g)	Reserved.

(h)

Valid Title; No Liens; No Restrictions.  Each Debtor is the direct, sole, legal and beneficial owner and the sole holder of record of the Pledged Collateral owned by it, free and clear of any Lien (other than the Liens created by this Agreement and Permitted Liens), and such Debtor has not sold, granted any option with respect to, assigned, transferred or otherwise disposed of any of its rights or interest in or to the Pledged Collateral. None of the Pledged Shares owned by such Debtor are subject to any contractual or other restrictions upon the pledge or other transfer of such Pledged Shares, other than those imposed by securities laws generally or those imposed by the Credit Agreement or other Loan Documents. No issuer of Pledged Shares is party to any agreement granting “control” (as defined in the STA) of such Debtor’s Pledged Shares to any third party.

(i)	Pledged Collateral.

(i)

Schedule 1.2 (as the same may be amended from time to time) sets forth a complete and accurate list of all of the Pledged Collateral owned by such Debtor prior to the Permitted Amalgamation and all of the Pledged Collateral owned by Amalco after the Permitted Amalgamation.

(ii)

The Pledged Shares owned by such Debtor constitute the percentage of the issued and outstanding shares of stock, partnership units or membership interests of the issuers thereof indicated on Schedule 1.2 and such Schedule contains a description of all shares of capital stock, membership interests and other equity interests of or in any Subsidiaries owned by such Debtor prior to the Permitted Amalgamation, and owned by Amalco after the Permitted Amalgamation.

Section 3.4    Intellectual Property.

(a)

Filings and Recordation.  Each Debtor has made all necessary filings and recordations to protect and maintain its interest in the Trademarks, Patents and Copyrights owned by it as set forth on Schedule 1.1 (as the same may be amended from time to time), including, without limitation, all necessary filings and recordings, and payments of all maintenance fees, in the Canadian Intellectual Property Office and/or the United States Patent and Trademark Office and United States Copyright Office, as applicable, to the extent such Trademarks, Patents and Copyrights are material to such Debtor’s business. Also set forth on Schedule 1.1 (as the same may be amended from time to time) is a complete and accurate list of all of the material Trademark Licenses, Patent Licenses and Copyright Licenses owned by the Debtors as of the date hereof.

(b)

Trademarks and Trademark Licenses Valid.  (i) Each Trademark of the Debtors set forth on Schedule 1.1 (as the same may be amended from time to time) is subsisting and has not been adjudged invalid, unregisterable or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid, registrable and enforceable, (ii) each of the Trademark Licenses set forth on Schedule 1.1 (as the same may be amended from time to time) is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid and enforceable, and (iii) the Debtors have notified the Agent in writing of all uses of any material item of Trademark Collateral of which any Debtor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable, including unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with such Collateral.

(c)

Patents and Patent Licenses Valid.  (i) Each Patent of the Debtors set forth on Schedule 1.1 (as the same may be amended from time to time) is subsisting and has not been adjudged invalid, unpatentable or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid, patentable and enforceable except as otherwise set forth on Schedule 1.1 (as the same may be amended from time to time), (ii) each of the Patent Licenses set forth on Schedule 1.1 (as the same may be amended from time to time) is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid and enforceable, and (iii) the Debtors have notified the Agent in writing of all uses of any item of Patent Collateral material to any Debtor’s business of which any Debtor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable.

(d)

Copyright and Copyright Licenses Valid.  (i) Each Copyright of the Debtors set forth on Schedule 1.1 (as the same may be amended from time to time) is subsisting and has not been adjudged invalid, uncopyrightable or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid, copyrightable and enforceable, (ii) each of the Copyright Licenses set forth on Schedule 1.1 (as the same may be amended from time to time) is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the Debtors’ knowledge, is valid and enforceable, and (iii) the Debtors have notified the Agent in writing of all uses of any item of Copyright Collateral material to any Debtor’s business of which any Debtor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable.

(e)

No Assignment.  Such Debtor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or encumbrance of any of its Intellectual Property Collateral, except with respect to non-exclusive licenses granted in the ordinary course of business or as permitted by this Agreement or the Loan Documents. Such Debtor has not granted any license, shop right, release, covenant not to sue, or non-assertion assurance to any Person with respect to any part of the Intellectual Property Collateral owned by it, except as set forth on Schedule 1.1 or as otherwise disclosed to the Agent in writing.

(f)

Products Marked.  Such Debtor has marked its products with the trademark registration symbol, copyright notices, the numbers of all appropriate patents, the common law trademark symbol or the designation “patent pending,” as the case may be, to the extent that Debtor, in good faith, believes is reasonably and commercially practicable.

(g)

Other Rights.  Except for the Trademark Licenses, Patent Licenses and Copyright Licenses listed on Schedule 1.1 hereto under which such Debtor is a licensee, no such Debtor has knowledge of the existence of any right or any claim (other than as provided by this Agreement) that is likely to be made under or against any item of Intellectual Property Collateral contained on Schedule 1.1 to the extent such claim could reasonably be expected to have a Material Adverse Effect.

(h)

No Claims.  Except as set forth on Schedule 1.1 or as otherwise disclosed to the Agent in writing, no claim has been made and is continuing or, to such Debtor’s knowledge, threatened that the use by such Debtor of any item of Intellectual Property Collateral is invalid or unenforceable or that the use by such Debtor of any Intellectual Property Collateral does or may violate the rights of any Person. To such Debtors’ knowledge, there is no infringement or unauthorized use of any item of its Intellectual Property Collateral contained on Schedule 1.1 or as otherwise disclosed to the Agent in writing.

(i)

No Consent.  No consent of any party (other than such Debtor) to any Patent License, Copyright License or Trademark License constituting Intellectual Property Collateral is required, or purports to be required, to be obtained by or on behalf of such Debtor in connection with the execution, delivery and performance of this Agreement that has not been obtained. Each Patent License, Copyright License and Trademark License constituting Intellectual Property Collateral is in full force and effect and constitutes a valid and legally enforceable obligation of the applicable Debtor and (to the knowledge of the Debtors) each other party thereto except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Patent Licenses, Copyright Licenses or Trademark Licenses by any party thereto other than those which have been duly obtained, made or performed and are in full force and effect. Neither the Debtors nor (to the knowledge of any Debtor) any other party to any Patent License, Copyright License or Trademark License constituting Collateral is in default in the performance or observance of any of the terms thereof, except for such defaults as would not reasonably be expected, in the aggregate, to have a material adverse effect on the value of the Intellectual Property Collateral. To the knowledge of such Debtor, the right, title and interest of the applicable Debtor in, to and under each Patent License, Copyright License and Trademark License constituting Intellectual Property Collateral is not subject to any defense, offset, counterclaim or claim.

Section 3.5    Priority. No financing statement, financing change statement, security agreement or other Lien instrument covering all or any part of the Collateral is on file or on record in any public office with respect to any outstanding obligation of such Debtor except (i) as may have been filed or registered in favour of the Agent pursuant to this Agreement and the other Loan Documents and (ii) financing statements or financing change filed to perfect Permitted Liens (which shall not, in any event, grant a Lien over the Pledged Shares).

Section 3.6    Perfection. Upon (a) the filing of PPSA financing statements or financing change statements in the jurisdictions listed on Schedule 3.7 attached hereto and recordation in accordance with Applicable Law of any jurisdiction other than Canada, and (b) the recording of this Agreement, or short form pledge in the Canadian Intellectual Property Office and/or, as applicable, the United States Patent and Trademark Office or the United States Copyright Office, the security interest in favour of the Agent created herein will constitute a valid and perfected Lien upon and security interest in the Collateral which may be created and perfected either under the PPSA by filing financing statements and as applicable, upon recordation with the applicable Government Authority in accordance with Applicable Law, or by a filing with the Canadian Intellectual Property Office and/or the United States Patent and Trademark Office.

ARTICLE 4
Covenants

Each Debtor covenants and agrees with the Agent, until termination of this Agreement in accordance with the provisions of Section 7.12 hereof, as follows:

Section 4.1    Covenants Regarding Certain Kinds of Collateral

(a)

Promissory Notes and Tangible Chattel Paper. If Debtors, now or at any time hereafter, collectively hold or acquire any promissory notes or tangible Chattel Paper, the applicable Debtors shall promptly notify the Agent in writing thereof and forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time reasonably specify, and cause all such Chattel Paper, Documents of Title and other negotiable documents of title to bear a legend reasonably acceptable to the Agent indicating that the Agent has a security interest in such tangible Chattel Paper Documents, of Title and other negotiable documents of title.

(b)

Electronic Chattel Paper and Transferable Records. If Debtors, now or at any time hereafter, collectively hold or acquire an interest in any electronic Chattel Paper, the applicable Debtors shall promptly notify the Agent thereof and, at the request and option of the Agent, shall take such action as the Agent may reasonably request to vest in the Agent “control” under the PPSA, STA or any other Applicable Law.

(c)

Letter-of-Credit Rights. If Debtors, now or at any time hereafter, collectively are or become beneficiaries under letters of credit, the applicable Debtors shall promptly notify the Agent thereof and, at the request of the Agent, the applicable Debtors shall, pursuant to an agreement in form and substance reasonably satisfactory to the Agent either arrange (i) for the issuer and any confirmer of such letters of credit to consent to an assignment to the Agent of the proceeds of the letters of credit or (ii) for the Agent to become the transferee beneficiary of the letters of credit, together with, in each case, any such other actions as reasonably requested by the Agent to perfect its first priority Lien in such letter of credit rights. The applicable Debtor shall retain the proceeds of the applicable letters of credit until a Default or Event of Default has occurred and is continuing whereupon the proceeds are to be delivered to the Agent and applied as set forth in the Credit Agreement.

(d)	Reserved.

(e)

Pledged Shares.  All certificates or instruments representing or evidencing such Debtor’s Pledged Shares, Securities, Certificated Securities, all Instruments or such Debtor’s rights therein shall be delivered to the Agent promptly upon Debtor gaining any rights therein, in suitable form for transfer by delivery or accompanied by duly executed stock powers or instruments, duly endorsed to the Agent or its nominee or in blank by an effective endorsement within the meaning of the STA, which endorsement may be in the form of an executed stock power of attorney or instrument of transfer or assignments in blank, all in form and substance reasonably acceptable to the Agent.

Such Debtor shall hold in trust for the Agent upon receipt and immediately thereafter deliver to the Agent any Securities, security certificates evidencing Certificated Securities, Instruments and certificates evidencing any Pledged Shares, in each case constituting Collateral, that are hereafter acquired by such Debtor.

(f)	Equipment and Inventory Location.

(i)

Each Debtor shall keep the Equipment (other than Vehicles) and Inventory (other than Inventory in transit) which is in such Debtor’s possession or in the possession of any bailee or warehouseman at any of the locations specified on Schedule 3.3(a) attached hereto or as otherwise disclosed in writing to the Agent from time to time, subject to compliance with the other provisions of this Agreement, including subsection (ii) below.

(ii)

Each Debtor shall provide, as applicable, a bailee’s waiver or landlord consent, in form and substance acceptable to the Agent for each location of Collateral disclosed on Schedule 3.3(a) or otherwise disclosed to the Agent in writing, and shall take all other actions required by the Agent to perfect the Agent’s security interest in the Equipment and Inventory with the priority required by the Credit Agreement. Notwithstanding the foregoing, landlord consent’s will not be required for the mall locations identified on Schedule 3.3(a) for which a Revenue Sharing Agreement is in place; provided, however, the Agent may, and upon Required Lender instruction shall request landlord consents for such locations and Debtor shall use its best efforts to obtain such consents, which consents shall be in form and substance reasonably satisfactory to Agent.

(iii)	Each Debtor shall maintain the Equipment and Inventory in such condition as may be specified by the terms of the Credit Agreement.

(g)	Intellectual Property.

(i)

Trademarks.  Each Debtor agrees to take all necessary steps, including, without limitation, in the Canadian Intellectual Property Office and/or as applicable, the United States Patent and Trademark Office, or in any court, to (x) defend, enforce, preserve the validity and ownership of, and maintain each Trademark registration and each Trademark License identified on Schedule 1.1 hereto, and (y) pursue each trademark application now or hereafter identified on Schedule 1.1 hereto, including, without limitation, the filing of responses to office actions issued by the Canadian Intellectual Property Office and/or as applicable, the United States Patent and Trademark Office, the filing of applications for renewal, the filing of applications for renewal, and the participation in opposition, cancellation, infringement and misappropriation proceedings, except, in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Each Debtor agrees to take corresponding steps with respect to each new or acquired Trademark registration, Trademark application or any rights obtained under any Trademark License, in each case, which it is now or later becomes entitled, except in each case in which such Debtor has determined, using its commercially reasonable judgment, that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by the Debtors.

(ii)

Patents. Each Debtor to take all necessary steps, including, without limitation, in the Canadian Intellectual Property Office and/or as applicable, the United States Patent and Trademark Office, or in any court, to (x) defend, enforce, preserve the validity and ownership of, and maintain each Patent and each Patent License identified on Schedule 1.1 hereto, and (y) pursue each patent application, now or hereafter identified on Schedule 1.1 hereto, including, without limitation, the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, infringement and misappropriation proceedings, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Each Debtor agrees to take corresponding steps with respect to each new or acquired Patent, patent application, or any rights obtained under any Patent License, in each case, which it is now or later becomes entitled, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Any expenses incurred in connection with such activities shall be borne by the Debtors.

(iii)

Copyrights. Each Debtor agrees to take all necessary steps, including, without limitation, in the in the Canadian Intellectual Property Office and/or as applicable, the United States Patent and Trademark Office, or in any court, to (x) defend, enforce, and preserve the validity and ownership of each Copyright and each Copyright License identified on Schedule 1.1 hereto, and (y) pursue each Copyright and mask work application, now or hereafter identified on Schedule 1.1 hereto, including, without limitation, the payment of applicable fees, and the participation in infringement and misappropriation proceedings, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Each Debtor agrees to take corresponding steps with respect to each new or acquired Copyright, Copyright and mask work application, or any rights obtained under any Copyright License, in each case, which it is now or later becomes entitled, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Any expenses incurred in connection with such activities shall be borne by the Debtors.

(iv)

Industrial Designs. Each Debtor agrees to take all necessary steps, including, without limitation, in the in the Canadian Intellectual Property Office and/or as applicable, the United States Patent and Trademark Office, or in any court, to (x) defend, enforce, preserve the validity and ownership of, and maintain each Industrial Design and each Industrial Design License identified on Schedule 1.1 hereto, and (y) pursue each industrial design application, now or hereafter identified on Schedule 1.1 hereto, including, without limitation, the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, re-examination, opposition, infringement and misappropriation proceedings, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them. Each Debtor agrees to take corresponding steps with respect to each new or acquired Industrial Design, application, or any rights obtained under any Industrial Design License, in each case, which it is now or later becomes entitled, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not material to the business of the Debtors and their Subsidiaries, taken as a whole. Any expenses incurred in connection with such activities shall be borne by the Debtors.

(v)

No Abandonment. The Debtors shall not abandon any Trademark, Patent, Copyright or any pending Trademark, Copyright, mask work or Patent application, without the written consent of the Agent, unless the Debtors shall have previously determined, using their commercially reasonable judgment, that such use or the pursuit or maintenance of such Trademark registration, Patent, Copyright registration or pending Trademark, Copyright, mask work or Patent application is not of material economic value to it, in which case, the Debtors shall give notice of any such abandonment to the Agent promptly in writing after the determination to abandon such Intellectual Property Collateral is made.

(vi)

No Infringement. In the event that a Debtor becomes aware that any item of the Intellectual Property Collateral which such Debtor has determined, using its commercially reasonable judgment, to be material to its business is infringed or misappropriated by a third party, such Debtor shall notify the Agent promptly and in writing, in reasonable detail, and shall take such actions as such Debtor or the Agent deems reasonably appropriate under the circumstances to protect such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation. Any expense incurred in connection with such activities shall be borne by the Debtors. Each Debtor will advise the Agent promptly and in writing, in reasonable detail, of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the in the Canadian Intellectual Property Office and/or as applicable, the United States Patent and Trademark Office, or any court) regarding any material item of the Intellectual Property Collateral.

(h)

Accounts and Contracts.  Except as permitted under the Credit Agreement, each Debtor shall, in accordance with its usual business practices in effect from time to time, endeavor to collect or cause to be collected from each account debtor under its Accounts, as and when due, any and all amounts owing under such Accounts. So long as no Default or Event of Default has occurred and is continuing and except as otherwise provided in Section 6.3, each Debtor shall have the right to collect and receive payments on its Accounts, and to use and expend the same in its operations in each case in compliance with the terms of each of the Credit Agreement. Upon request from Agent, following an Event of Default, Debtor shall assign, as collateral security, the Revenue Sharing Agreements (or any one of more of them as required by Agent in its sole discretion) and Debtor shall use its best efforts to obtain any consents (as needed) from the Debtor’s customer.

(i)	Reserved

(j)	Reserved.

(k)

Deposit Accounts.  Such Debtor agrees to promptly notify the Agent in writing of all of its Deposit Accounts, cash collateral accounts or investments accounts opened after the date hereof (except with Agent), and such Debtor shall take such actions as required pursuant to Section 4.11 of the Credit Agreement to provide Agent with an deposit account control agreement in order to grant the Agent control over each of its Deposit Accounts, cash collateral accounts or investment accounts disclosed on Schedule 3.3(b) and over each of the additional accounts disclosed pursuant to this Section 4.1(j).

Section 4.2    Encumbrances. No Debtor shall create, permit or suffer to exist, and shall defend the Collateral against any Lien (other than the Permitted Liens, provided that no Lien, other than the Lien created hereunder, shall exist over the Pledged Shares) or any restriction upon the pledge or other transfer thereof (other than as specifically permitted in this Agreement or in the Credit Agreement), and shall defend such Debtor’s title to and other rights in the Collateral and the Agent’s pledge and collateral assignment of and security interest in the Collateral against the claims and demands of all Persons. Except to the extent specifically permitted by the Credit Agreement or in connection with any release of Collateral under Section 7.13 hereof (but only to the extent of any Collateral so released), such Debtor shall do nothing to impair the rights of the Agent in the Collateral.

Section 4.3    Disposition of Collateral. Except as otherwise permitted under the Credit Agreement, no Debtor shall enter into or consummate any transfer or other disposition of Collateral.

Section 4.4    Insurance. The Collateral pledged by such Debtor or the Debtors will be insured (to the extent such Collateral is insurable) with insurance coverage in such amounts and of such types as are required by the terms of the Credit Agreement. Upon the occurrence and during the continuance of an Event of Default, the Agent may, at its option, act as each such Debtor’s attorney in obtaining, adjusting, settling and compromising such insurance and endorsing any drafts.

Section 4.5    Corporate Changes; Books and Records; Inspection Rights. (a) Each Debtor shall not change its respective name, identity, corporate structure or jurisdiction of organization to another province or territory or the location of any of its assets to another province, territory or country unless such Debtor shall have given the Agent thirty (30) days prior written notice with respect to any change in such Debtor’s corporate structure, jurisdiction of organization, location of any of its assets, name or identity, or with respect to any change in name or business locations, shall have made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance, and shall have taken all action deemed reasonably necessary by the Agent under the circumstances to protect its Liens and the perfection and priority thereof, (b) each Debtor shall keep the Records at the location specified on Schedule 3.2 as the location of such books and records or as otherwise specified in writing to the Agent and (c) the Debtors shall permit the Agent, the Lenders, and their respective agents and representatives to conduct inspections, discussion and audits of the Collateral in accordance with the terms of the Credit Agreement.

Section 4.6    Notification of Lien; Continuing Disclosure. Each Debtor shall promptly notify the Agent in writing, in accordance with Section 7.1(a)(v) of the Credit Agreement, of any Default or Event of Default resulting from any Lien, encumbrance or claim (other than a Permitted Lien, to the extent not otherwise subject to any notice requirements under the Credit Agreement) that has attached to or been made or asserted against any of the Collateral upon becoming aware of the existence of such Lien, encumbrance or claim to the extent such Default or Event of Default has a Material Adverse Effect on Collateral.

Section 4.7    Covenants Regarding Pledged Shares.

(a)	Voting Rights and Distributions.

(i)

So long as no Default or Event of Default shall have occurred and be continuing (both before and after giving effect to any of the actions or other matters described in clauses (A) or (B) of this subparagraph) and the Agent has not provided a written notice to any of the Borrowers and/or Debtors indicating its intent to exercise remedies under this Section 4.7:

(A)

Each Debtor shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers and ratifications) pertaining to any of the Pledged Shares or any part thereof; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken without the prior written consent of the Agent which would violate any provision of this Agreement or the Credit Agreement; and

(B)

Except as otherwise provided by the Credit Agreement, such Debtor shall be entitled to receive and retain any and all dividends, distributions and interest paid in respect to any of the Pledged Shares.

(ii)

Upon the occurrence and during the continuance of a Default or an Event of Default and upon receipt by any of the Borrowers and/or any Debtor of a written notice from the Agent indicating its intent to exercise remedies under this Section 4.7:

(A)

The Agent may, after giving notice to such Debtor, transfer or register in the name of the Agent or any of its nominees, for the equal and ratable benefit of the Lenders, any or all of the Pledged Shares and the Proceeds thereof (in cash or otherwise) held by the Agent hereunder, and the Agent or its nominee may thereafter, after delivery of notice to such Debtor, exercise all voting and corporate rights at any meeting of any corporation issuing any of the Pledged Shares and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if the Agent were the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any and all of the Pledged Shares upon the amalgamation, merger, consolidation, reorganization, recapitalization or other readjustment of any corporation issuing any of such Pledged Shares or upon the exercise by any such issuer or the Agent of any right, privilege or option pertaining to any of the Pledged Shares, and in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine, all without liability except to account for property actually received by it, but the Agent shall have no duty to exercise any of the aforesaid rights, privileges or options, and the Agent shall not be responsible for any failure to do so or delay in so doing;

(B)

All rights of such Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 4.7(a)(i)(A) and to receive the dividends, interest and other distributions which it would otherwise be authorized to receive and retain pursuant to Section 4.7(a)(i)(B) shall be suspended until such Default or Event of Default shall no longer exist, and all such rights shall, until such Default or Event of Default shall no longer exist, thereupon become vested in the Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive, hold and dispose of as Pledged Shares such dividends, interest and other distributions;

(C)

All dividends, interest and other distributions which are received by such Debtor contrary to the provisions of this Section 4.7(a)(ii) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Debtor and shall be forthwith paid over to the Agent as Collateral in the same form as so received (with any necessary endorsement); and

(D)

Each Debtor shall execute and deliver (or cause to be executed and delivered) to the Agent all such proxies and other instruments as the Agent may reasonably request for the purpose of enabling the Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 4.7(a)(ii) and to receive the dividends, interest and other distributions which it is entitled to receive and retain pursuant to this Section 4.7(a)(ii). The foregoing shall not in any way limit the Agent’s power and authority granted pursuant to the other provisions of this Agreement.

(b)

Possession; Reasonable Care.  Regardless of whether a Default or an Event of Default has occurred or is continuing, the Agent shall have the right to hold in its possession all Pledged Shares pledged, assigned or transferred hereunder and from time to time constituting a portion of the Collateral. The Agent may appoint one or more agents (which in no case shall be a Debtor or an affiliate of a Debtor) to hold physical custody, for the account of the Agent, of any or all of the Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, except, subject to the terms hereof, upon the written instructions of the Lenders. Following the occurrence and continuance of an Event of Default, the Agent shall be entitled to take ownership of the Collateral in accordance with the PPSA or other Applicable Law.

Section 4.8    New Subsidiaries; Additional Collateral

(a)

With respect to each Person which becomes a Subsidiary of a Debtor subsequent to the date hereof, execute and deliver such joinders or security agreements or other pledge documents as are required by the Credit Agreement, within the time periods set forth therein.

(b)

Each Debtor agrees that, (i) except with the written consent of the Agent, it will not permit any Domestic Subsidiary (whether now existing or formed after the date hereof) to issue to such Debtor or any of such Debtor’s other Subsidiaries any shares of stock, membership interests, partnership units, notes or other securities or instruments (including without limitation the Pledged Shares) in addition to or in substitution for any of the Collateral, unless, concurrently with each issuance thereof, any and all such shares of stock, membership interests, partnership units, notes or instruments are encumbered in favour of the Agent under this Agreement or otherwise (it being understood and agreed that all such shares of stock, membership interests, partnership units, notes or instruments issued to such Debtor shall, without further action by such Debtor or the Agent, be automatically encumbered by this Agreement as Pledged Shares) and (ii) it will promptly following the issuance thereof deliver to the Agent (A) an amendment, duly executed by such Debtor, in substantially the form of Exhibit A hereto in respect of such shares of stock, membership interests, partnership units, notes or instruments issued to Debtor or (B) if reasonably required by the Agent, a new stock pledge, duly executed by the applicable Debtor, in substantially the form of this Agreement (a “New Pledge”), in respect of such shares of stock, membership interests, partnership units, notes or instruments issued to any Debtor granting to the Agent, for the benefit of the Lenders, a first priority security interest, pledge and Lien thereon, together in each case with all certificates, notes or other instruments representing or evidencing the same, together with such other documentation as the Agent may reasonably request. Such Debtor hereby (x) authorizes the Agent to attach each such amendment to this Agreement, (y) agrees that all such shares of stock, membership interests, partnership units, notes or instruments listed in any such amendment delivered to the Agent shall for all purposes hereunder constitute Pledged Shares, and (z) is deemed to have made, upon the delivery of each such amendment, the representations and warranties contained in Section 3.4 of this Agreement with respect to the Collateral covered thereby.

(c)

With respect to any Intellectual Property Collateral owned, licensed or otherwise acquired by any Debtor after the date hereof, and with respect to any Patent, Trademark or Copyright which is not registered or filed with the Canadian Intellectual Property Office and/or as applicable, the U.S. Patent and Trademark Office and/or the U.S. Copyright Office at the time such Collateral is pledged by a Debtor to the Agent pursuant to this Agreement, and which is subsequently registered or filed by such Debtor in the appropriate office, such Debtor shall promptly after the acquisition or registration thereof execute or cause to be executed and delivered to the Agent, (i) an amendment, duly executed by such Debtor, in substantially the form of Exhibit A hereto, in respect of such additional or newly registered collateral or (ii) at the Agent’s option, a new security agreement, duly executed by the applicable Debtor, in substantially the form of this Agreement, in respect of such additional or newly registered collateral, granting to the Agent, for the benefit of the Lenders, a first priority security interest, pledge and Lien thereon (subject only to the Permitted Liens), together in each case with all certificates, notes or other instruments representing or evidencing the same, and shall, upon the Agent’s request, execute or cause to be executed any financing statement or other document (including without limitation, filings required by the Canadian Intellectual Property Office and/or as applicable the U.S. Patent and Trademark Office and/or the U.S. Copyright Office in connection with any such additional or newly registered collateral) granting or otherwise evidencing a Lien over such new Intellectual Property Collateral. Each Debtor hereby (x) authorizes the Agent to attach each amendment to this Agreement, (y) agrees that all such additional collateral listed in any amendment delivered to the Agent shall for all purposes hereunder constitute Collateral, and (z) is deemed to have made, upon the delivery of each such Amendment, the representations and warranties contained in Section 3.3(d) and Section 3.5 of this Agreement with respect to the Collateral covered thereby.

Section 4.9    Further Assurances.

(a)

At any time and from time to time, upon the request of the Agent, and at the sole expense of the Debtors, each Debtor shall promptly execute and deliver all such further agreements, documents and instruments and take such further action as the Agent may reasonably deem necessary or appropriate to (i) preserve, ensure the priority, effectiveness and validity of and perfect the Agent’s security interest in and pledge and collateral assignment of the Collateral (including causing the Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition of the Agent’s ability to enforce its security interest in such Collateral), unless such actions are specifically waived under the terms of this Agreement and the other Loan Documents, (ii) carry out the provisions and purposes of this Agreement and (iii) to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. Except as otherwise expressly permitted by the terms of the Credit Agreement relating to disposition of assets and except for Permitted Liens (except for Pledged Shares, over which the only Lien shall be that Lien established under this Agreement and Permitted Liens), each Debtor agrees to maintain and preserve the Agent’s security interest in and pledge and collateral assignment of the Collateral hereunder and the priority thereof.

(b)

Each Debtor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and financing change statements amendments thereto and continuations thereof that (i) indicate any or all of the Collateral upon which the Debtors have granted a Lien, including but not limited to “all personal property of Grantor”, “all present and after-acquired personal property of Grantor” or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) provide any other information required by the PPSA or other Applicable Law, including organizational information and in the case of a fixture filing or a filing for Collateral consisting of as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Debtor agrees to furnish any such information required by the preceding paragraph to the Agent promptly upon request. Except where prohibited by Applicable Law, each Debtor waives receipt of a copy of any and all registered financing statements, financing change statements, amendments, continuations and/or discharges.

(c)

Each Debtor hereby acknowledges that (a) value has been given; (b) each Debtor has rights, or, in the case of Collateral hereafter acquired, will at the time of acquisition of such Collateral have rights, in the Collateral in which it has granted a security interest; (c) this Agreement constitutes a security agreement as that term is defined in the PPSA; and (d) it has not agreed to postpone the time for attachment of the security interest granted hereunder and the security interest granted hereunder attaches upon the execution of this Agreement (or in the case of any after-acquired property, at the time of the acquisition thereof).

ARTICLE 5
Rights of the Agent

Section 5.1    Power of Attorney. Each Debtor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of such Debtor or in its own name, to take, after the occurrence and during the continuance of an Event of Default, any and all actions, and to execute any and all documents and instruments which the Agent at any time and from time to time deems reasonably necessary, to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, such Debtor hereby gives the Agent the power and right on behalf of such Debtor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default, without notice to or the consent of such Debtor:

(a)

to demand, sue for, collect or receive, in the name of such Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse cheques, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;

(b)	to pay or discharge taxes, Liens (other than Permitted Liens) or other encumbrances levied or placed on or threatened against the Collateral;

(c)

(i) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Agent or as the Agent shall direct; (ii) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications and notices in connection with accounts and other documents relating to the Collateral; (iv) to commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action or proceeding brought against such Debtor with respect to any Collateral; (vi) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (vii) to exchange any of the Collateral for other property upon any amalgamation, merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms as the Agent may determine; (viii) to add or release any guarantor, indorser, surety or other party to any of the Collateral; (ix) to renew, extend or otherwise change the terms and conditions of any of the Collateral; (x) to make, settle, compromise or adjust any claim under or pertaining to any of the Collateral (including claims under any policy of insurance); (xi) subject to any pre-existing rights or licenses, to assign any Patent, Copyright or Trademark constituting Intellectual Property Collateral (along with the goodwill of the business to which any such Patent, Copyright or Trademark pertains), for such term or terms, on such conditions and in such manner, as the Agent shall in its sole discretion determine, and (xii) to sell, transfer, pledge, convey, make any agreement with respect to, or otherwise deal with, any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent’s option and such Debtor’s expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve, maintain, or realize upon the Collateral and the Agent’s security interest therein.

This power of attorney is a power coupled with an interest and shall be irrevocable. The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. This power of attorney is conferred on the Agent solely to protect, preserve, maintain and realize upon its security interest in the Collateral. The Agent shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any Lien given to secure the Collateral.

Anything in this Section 5.1(a) to the contrary notwithstanding, the Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 5.1(a) unless an Event of Default shall have occurred and be continuing and after the expiration of any applicable notice periods otherwise required hereunder or under any other Loan Document.

Section 5.2    Setoff. In addition to and not in limitation of any rights of any Lenders under Applicable Law, the Agent and each Lender shall, upon the occurrence and continuance of an Event of Default, without notice or demand of any kind, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of Debtors then or thereafter on deposit with such Lenders; provided, however, that any such amount so applied by any Lender on any of the Obligations owing to it shall be subject to the provisions of the Credit Agreement.

Section 5.3    Assignment by the Agent. The Agent may at any time assign or otherwise transfer all or any portion of its rights and obligations as Agent under this Agreement and the other Loan Documents (including, without limitation, the Obligations) to any other Person, to the extent permitted by, and upon the conditions contained in, the Credit Agreement and such Person shall thereupon become vested with all the benefits and obligations thereof granted to the Agent herein or otherwise.

Section 5.4    Performance by the Agent. If any Debtor shall fail to perform any covenant or agreement contained in this Agreement, the Agent may (but shall not be obligated to) perform or attempt to perform such covenant or agreement on behalf of the Debtors, in which case Agent shall exercise good faith and make diligent efforts to give Debtors prompt prior written notice of such performance or attempted performance. In such event, the Debtors shall, at the request of the Agent, promptly pay any reasonable amount expended by the Agent in connection with such performance or attempted performance to the Agent, together with interest thereon at the interest rate set forth in the Credit Agreement, from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that the Agent shall not have any liability or responsibility for the performance (or non-performance) of any obligation of the Debtors under this Agreement.

Section 5.5    Certain Costs and Expenses. The Debtors shall pay or reimburse the Agent within five (5) Business Days after demand for all reasonable costs and expenses (including reasonable attorney’s and paralegal fees) incurred by it in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of any of the Obligations (including in connection with any “workout” or restructuring regarding the Obligations, and including in any insolvency proceeding or appellate proceeding). The agreements in this Section 5.5 shall survive the payment in full of the Obligations. Notwithstanding the foregoing, the reimbursement of any fees and expenses incurred by the Lenders shall be governed by the terms and conditions of the applicable Credit Agreement.

Section 5.6    Indemnification. The Debtors shall indemnify, defend and hold the Agent, and each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorneys’ and paralegals’ fees) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Obligations and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of this Agreement or any other Loan Document or any document relating to or arising out of or referred to in this Agreement or any other Loan Document, or the transactions contemplated hereby, or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any bankruptcy proceeding or appellate proceeding) related to or arising out of this Agreement or the Obligations or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that the Debtors shall have no obligation under this Section 5.6 to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section 5.6 shall survive payment of all other Obligations.

ARTICLE 6

Default

Section 6.1    Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Agent shall have the following rights and remedies subject to the direction and/or consent of the Lenders as required under the Credit Agreement:

(a)

The Agent may exercise any of the rights and remedies set forth in this Agreement (including, without limitation, Article 5 hereof) with respect to the Debtors, in the Credit Agreement, or in any other Loan Document, or by Applicable Law.

(b)

In addition to all other rights and remedies granted to the Agent in this Agreement, the Credit Agreement or by Applicable Law, the Agent shall have all of the rights and remedies of a secured party under the PPSA (whether or not the PPSA applies to the affected Collateral) and the Agent may also, without previous demand or notice except as specified below or in the Credit Agreement, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. Without limiting the generality of the foregoing, the Agent may (i) without demand or notice to the Debtors (except as required under the Credit Agreement or Applicable Law), collect, receive or take possession of the Collateral or any part thereof, and for that purpose the Agent (and/or its agents, servicers or other independent contractors) may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (ii) sell, lease or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. The Agent and, subject to the terms of the Credit Agreement, each of the Lenders shall have the right at any public sale or sales, and, to the extent permitted by Applicable Law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof free of any right of redemption on the part of the Debtors, which right of redemption is hereby expressly waived and released by the Debtors to the extent permitted by Applicable Law. The Agent may require the Debtors to assemble the Collateral and make it available to the Agent at any place designated by the Agent to allow the Agent to take possession or dispose of such Collateral. The Debtors agree that the Agent shall not be obligated to give more than five (5) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. The foregoing shall not require notice if none is required by Applicable Law. The Agent shall not be obligated to make any sale of Collateral if, in the exercise of its reasonable discretion, it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. The Agent may, without notice or publication (except as required by Applicable Law), adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Debtors shall be liable for all reasonable expenses of retaking, holding, preparing for sale or the like, and all reasonable attorneys’ fees, legal expenses and other costs and expenses incurred by the Agent in connection with the collection of the Obligations and the enforcement of the Agent’s rights under this Agreement and the Credit Agreement. The Debtors shall, to the extent permitted by Applicable Law, remain liable for any deficiency if the proceeds of any such sale or other disposition of the Collateral (conducted in conformity with this clause (ii) and Applicable Law) applied to the Obligations are insufficient to pay the Obligations in full. The Agent shall apply the proceeds from the sale of the Collateral hereunder against the Obligations in such order and manner as provided in the Credit Agreement.

(c)	The Agent may cause any or all of the Collateral held by it to be transferred into the name of the Agent or the name or names of the Agent’s nominee or nominees.

(d)

The Agent may exercise any and all rights and remedies of the Debtors under or in respect of the Collateral, including, without limitation, any and all rights of the Debtors to demand or otherwise require payment of any amount under, or performance of any provision of any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral.

(e)

On any sale of the Collateral, the Agent is hereby authorized to comply with any limitation or restriction with which compliance is necessary (based on a reasoned opinion of the Agent’s counsel) in order to avoid any violation of Applicable Law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.

(f)

The Agent may direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Agent or as the Agent shall direct.

(g)

In the event of any sale, assignment or other disposition of the Intellectual Property Collateral, the goodwill of the business connected with and symbolized by any Collateral subject to such disposition shall be included, and the Debtors shall supply to the Agent or its designee the Debtors’ know-how and expertise related to the Intellectual Property Collateral subject to such disposition, and the Debtors’ notebooks, studies, reports, records, documents and things embodying the same or relating to the inventions, processes or ideas covered by and to the manufacture of any products under or in connection with the Intellectual Property Collateral subject to such disposition.

(h)

For purposes of enabling the Agent to exercise its rights and remedies under this Section 6.1 and enabling the Agent and its successors and assigns to enjoy the full benefits of the Collateral, the Debtors hereby grant to the Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Debtors) to use, assign, license or sublicense any of the Intellectual Property Collateral, Computer Records or Software (including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and all computer programs used for the completion or printout thereof), exercisable upon the occurrence and during the continuance of a Default or an Event of Default (and thereafter if Agent succeeds to any of the Collateral pursuant to an enforcement proceeding or voluntary arrangement with Debtor), except as may be prohibited by any licensing agreement relating to such Computer Records or Software. This license shall also enure to the benefit of all successors, assigns, transferees of and purchasers from the Agent.

(i)

The Agent may appoint, remove or reappoint by instrument in writing, any Person or Persons, whether an officer or officers or an employee or employees of Agent or not, to be an interim receiver, receiver or receivers (hereinafter called a “Receiver”, which term when used herein shall include a receiver and manager) of such Collateral (including any interest, income or profits therefrom). Any such Receiver shall, to the extent permitted by Applicable Law, be deemed the agent of such Debtor and not of the Agent, and the Agent shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver or its servants, agents or employees. Subject to the provisions of the instrument appointing it, any such Receiver shall (i) have such powers as have been granted to the Agent under this Section 6.1 and (ii) shall be entitled to exercise such powers at any time that such powers would otherwise be exercisable by the Agent under this Section 6.1, which powers shall include, but are not limited to, the power to take possession of the Collateral, to preserve the Collateral or its value, to carry on or concur in carrying on all or any part of the business of such Debtor and to sell, lease, licence or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of the Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including any Debtor, enter upon, use and occupy all premises owned or occupied by such Debtor wherein the Collateral may be situate, maintain the Collateral upon such premises, as such Receiver shall, in its reasonable discretion, determine. Except as may be otherwise directed by the Agent, all money received from time to time by such Receiver in carrying out his/her/its appointment shall be received in trust for and be paid over to the Agent and any surplus shall be applied in accordance with Applicable Law. Every such Receiver may, in the discretion of the Agent, be vested with, in addition to the rights set out herein, all or any of the rights and powers of the Agent described in the Credit Agreement, the PPSA, the Companies Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) or the Bankruptcy and Insolvency Act (Canada).

Section 6.2    Private Sales.

(a)

Each Debtor recognizes that the Agent may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in applicable securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favourable to the seller than if such sale were a public sale and notwithstanding such circumstances, agrees that any such private sale, subject to Applicable Law shall be deemed to have been made in a commercially reasonable manner. The Agent shall not be under any obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or under other applicable states, provincial or territorial securities laws, even if the issuer would agree to do so.

(b)

The Debtors further agree to do or cause to be done, to the extent that the Debtors may do so under applicable law, all such other reasonable acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Debtors’ expense.

Section 6.3    Establishment of Cash Collateral Account; and Lock Box.

(a)

At the option of the Agent, upon the occurrence and during the continuance of an Event of Default, there shall be established by each Debtor with Agent, for the benefit of the Lenders in the name of the Agent, a segregated non-interest bearing cash collateral account (the “Cash Collateral Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Agent and the Lenders. Furthermore in connection with the establishment of a Cash Collateral Account under the first sentence of this Section 6.3 (and on the terms and within the time periods provided thereunder), (i) each Debtor agrees to establish and maintain (and the Agent, acting at the request of the Lenders, may establish and maintain) at Debtor’s sole expense a lock box (the “Lock Box”), to which the Agent shall have exclusive access and control and each Debtor expressly authorizes the Agent, from time to time, to remove the contents from the Lock Box for disposition in accordance with this Agreement; and (ii) each Debtor shall notify all account debtors that all payments made to Debtor (a) other than by electronic funds transfer, shall be remitted, for the credit of Debtor, to the Lock Box, and Debtor shall include a like statement on all invoices, and (b) by electronic funds transfer, shall be remitted to the Cash Collateral Account, and Debtor shall include a like statement on all invoices. Each Debtor agrees to execute all documents and authorizations as reasonably required by the Agent to establish and maintain the Lock Box and the Cash Collateral Account. It is acknowledged by the parties hereto that any lockbox presently maintained or subsequently established by a Debtor with the Agent may be used, subject to the terms hereof, to satisfy the requirements set forth in the first sentence of this Section 6.3.

(b)

At the option of Agent, upon the occurrence and during the continuance of an Event of Default, any and all cash (including amounts received by electronic funds transfer), cheques, drafts and other instruments for the payment of money received by each Debtor at any time, in full or partial payment of any of the Collateral consisting of Accounts or Inventory, shall forthwith upon receipt be transmitted and delivered to the Agent, properly endorsed, where required, so that such items may be collected by the Agent. Any such amounts and other items received by a Debtor shall not be commingled with any other of such Debtor’s funds or property, but will be held separate and apart from such Debtor’s own funds or property, and upon express trust for the benefit of the Agent until delivery is made to the Agent. Immediately upon the occurrence and during the continuance of a Default or an Event of Default, all items or amounts which are remitted to a Lock Box or otherwise delivered by or for the benefit of a Debtor to the Agent on account of partial or full payment of, or any other amount payable with respect to, any of the Collateral shall, at the Agent’s option, be applied to any of the Obligations, whether then due or not, in the order and manner set forth in the Credit Agreement. No Debtor shall have any right whatsoever to withdraw any funds so deposited. Each Debtor further grants to the Agent a first security interest in and Lien on all funds on deposit in such account. Each Debtor hereby irrevocably authorizes and directs the Agent to endorse all items received for deposit to the Cash Collateral Account, notwithstanding the inclusion on any such item of a restrictive notation, e.g., “paid in full”, “balance of account”, or other restriction.

(c)

Notwithstanding any provision of this Agreement, if the timeframe for the fulfillment of any obligation contained in this Section 6.3 is extended by a post-closing undertaking or any other Loan Document, the obligations contained in this Section 6.3 shall not be required to be fulfilled until such extended timeframe has lapsed.

Section 6.4    Default Under Credit Agreement. Subject to any applicable notice and cure provisions contained in the Credit Agreement, the occurrence of any Event of Default (as defined in the Credit Agreement), including without limit a breach of any of the provisions of this Agreement, shall be deemed to be an Event of Default under this Agreement. This Section 6.4 shall not limit the Events of Default set forth in the Credit Agreement.

ARTICLE 7
Miscellaneous

Section 7.1    No Waiver; Cumulative Remedies. No failure on the part of the Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

Section 7.2    Successors and Assigns. Subject to the terms and conditions of the Credit Agreement, this Agreement shall be binding upon and enure to the benefit of the Debtors and the Agent and their respective heirs, successors and assigns, except that the Debtors may not assign any of their rights or obligations under this Agreement without the prior written consent of the Agent.

Section 7.3    AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT AND THE CREDIT AGREEMENT REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

Section 7.4    Notices. All notices, requests, consents, approvals, waivers and other communications hereunder shall be in writing (including, by facsimile transmission) and mailed, faxed or delivered to the address or facsimile number specified for notices on signature pages hereto; or, as directed to the Debtors or the Agent, to such other address or number as shall be designated by such party in a written notice to the other. All such notices, requests and communications shall, when sent by overnight delivery, or faxed, be effective when delivered for overnight (next business day) delivery, or transmitted in legible form by facsimile machine (with electronic confirmation of receipt), respectively, or if mailed, upon the third Business Day after the date deposited into the regular mail, or if otherwise delivered, upon delivery; except that notices to the Agent shall not be effective until actually received by the Agent.

Section 7.5    GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

(a)	THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

(b)

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE PROVINCE OF ONTARIO, APPELLATE COURTS FROM ANY THEREOF AND THE OTHER COURTS OF COMPETENT JURISDICTION IN CANADA AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE DEBTOR AND THE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE DEBTOR AND THE AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY LOAN DOCUMENT.

Section 7.6    Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 7.7    Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Agent shall affect the representations and warranties or the right of the Agent or the Lenders to rely upon them.

Section 7.8    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 7.9    Reserved.

Section 7.10    Severability. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.11    Construction. Each Debtor and the Agent acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Debtors and the Agent.

Section 7.12    Termination; Reinstatement. If all of the Obligations (other than contingent liabilities pursuant to any indemnity, including without limitation Section 5.5 and Section 5.6 hereof, for claims which have not been asserted, or which have not yet accrued) shall have been paid and performed in full (in cash) and all commitments to extend credit or other credit accommodations under the Credit Agreement have been terminated, the Agent shall, upon the written request of the Debtors, execute and deliver to the Debtors a proper instrument or instruments acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to the Debtors (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Agent and has not previously been sold or otherwise applied pursuant to this Agreement; provided however that, the effectiveness of this Agreement shall continue or be reinstated, as the case may be, in the event: (a) that any payment received or credit given by the Agent or the Lenders, or any of them, is returned, disgorged, rescinded or required to be recontributed to any party as an avoidable preference, impermissible setoff, fraudulent conveyance, restoration of capital or otherwise under any applicable state, federal, provincial, territorial or local law of any jurisdiction, including laws pertaining to bankruptcy or insolvency, and this Agreement shall thereafter be enforceable against the Debtors as if such returned, disgorged, recontributed or rescinded payment or credit has not been received or given by the Agent or the Lenders, and whether or not the Agent or any Lender relied upon such payment or credit or changed its position as a consequence thereof or (b) that any liability is imposed, or sought to be imposed against the Agent or the Lenders, or any of them, relating to the environmental condition of any of property mortgaged or pledged to the Agent on behalf of the Lenders by any Debtor, the Borrower or other party as collateral (in whole or part) for any indebtedness or obligation evidenced or secured by this Agreement, whether such condition is known or unknown, now exists or subsequently arises (excluding only conditions which arise after acquisition by the Agent or any Lender of any such property, in lieu of foreclosure or otherwise, due to the wrongful act or omission of the Agent or such Lenders, or any person other than the Borrower, the Subsidiaries, or any Affiliates of the Borrower or the Subsidiaries), and this Agreement shall thereafter be enforceable against the Debtors to the extent of all such liabilities, costs and expenses (including reasonable attorneys’ fees) incurred by the Agent or Lenders as the direct or indirect result of any such environmental condition but only for which the Borrower is obligated to the Agent and the Lenders pursuant to the Credit Agreement. For purposes of this Agreement “environmental condition” includes, without limitation, conditions existing with respect to the surface or ground water, drinking water supply, land surface or subsurface strata and the ambient air.

Section 7.13    Release of Collateral. The Agent shall, upon the written request of the Debtors, execute and deliver to the Debtors a proper instrument or instruments acknowledging the release of the security interest and Liens established hereby on any Collateral to the extent permitted under the Credit Agreement.

Section 7.14    WAIVER OF JURY TRIAL. EACH DEBTOR AND THE AGENT WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER SUCH PARTY AGAINST THE OTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, CIVIL LITIGATION CLAIMS, OR OTHERWISE. EACH DEBTOR AND THE AGENT AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH SUCH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 7.15    Consistent Application. The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the Credit Agreement or the other Loan Documents. In the event that any provision of this Agreement shall be inconsistent with any provision of the Credit Agreement, such provision of the Credit Agreement shall govern, excluding Sections 1.1 and 6.1 through 6.3 of this Agreement, for which this Agreement shall govern in the event of any inconsistency or conflict with the Credit Agreement.

Section 7.16    Continuing Lien. The security interest granted under this Canadian Security Agreement shall be a continuing security interest in every respect (whether or not the outstanding balance of the Obligations is from time to time temporarily reduced to zero) and the Agent’s security interest in the Collateral as granted herein shall continue in full force and effect for the entire duration that the Credit Agreement remains in effect and until all of the Obligations secured by this Agreement are repaid and discharged in full, and no commitment (whether optional or obligatory) to extend any credit under the Credit Agreement remain outstanding.

Section 7.17    Reserved.

Section 7.18    Continuing Liability. If the Collateral is realized upon and the security interest in the Collateral is not sufficient to satisfy all of the Obligations secured by this Agreement, each Debtor acknowledges and agrees that, subject to the provisions of the PPSA and other Applicable Law, such Debtor shall continue to be liable for any such Obligations remaining outstanding and the Agent shall be entitled to pursue full payment thereof.

Section 7.19    Attachment of Security Interest. The security interest created hereby is intended to attach, in respect of Collateral in which any Debtor has rights at the time this Agreement is signed by such Debtor and delivered to the Agent, at the time this Agreement is signed by such Debtor and delivered to the Agent and, in respect of Collateral in which any Debtor subsequently acquires rights, at the time such Debtor subsequently acquires such rights. Each Debtor acknowledges and confirms that value has been given by the Agent to such Debtor.

Section 7.20    Copy of Agreement; Waiver of Financing Statement Notice. The Debtors hereby acknowledge receipt of a signed copy of this Agreement. Except where prohibited by law, Debtors hereby waive receipt of a copy of any and all PPSA financing statement registrations, change statements, continuations and/or discharges.

Section 7.21    Judgment Currency. Each Debtor agrees to comply with the Judgment Currency provisions set out in Section 12.20 of the Credit Agreement.

Section 7.22    Amendment and Restatement. This Security Agreement shall be deemed to amend, restate and replace, in its entirety, the Existing Security Agreement, provided that nothing contained herein shall be deemed to alter or impair the Liens and security interest established by the Existing Security Agreement, which Liens and security interest shall remain, subject to the terms hereof, in full force and effect with all priorities unchanged.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

DEBTORS:		AGENT:

1001372953 ONTARIO INC.		FIRST MERCHANTS BANK, as Agent

By:	/s/ Richard Mills	By:	/s/ James M. Stehlik
Name: Richard Mills		Name: James M. Stehlik
Title: Chief Executive Officer		Title: First Vice President

Address for Notices:		Address for Notices:
13100 Magisterial Drive		First Merchants Bank
Suite 102		8711 River Crossing Blvd.
Louisville, Kentucky 40223		Indianapolis, Indiana 46240
Attention: Richard Mills, CEO		Attention: James M. Stehlik

DDC GROUP INTERNATIONAL INC.

By:	/s/ Richard Mills
Name: Richard Mills
Title Chief Executive Officer

Address for Notices:
13100 Magisterial Drive
Suite 102
Louisville, Kentucky 40223
Attention: Richard Mills, CEO

[Signature Page – Amended and Restated Canadian Security Agreement]

CINEPLEX DIGITAL MEDIA INC.

By:	/s/ Richard Mills
Name: Richard Mills
Title Chief Executive Officer

Address for Notices:
13100 Magisterial Drive
Suite 102
Louisville, Kentucky 40223
Attention: Richard Mills, CEO

CREATIVE REALITIES CANADA, INC.

By:	/s/ Richard Mills
Name: Richard Mills
Title Chief Executive Officer

Address for Notices:
13100 Magisterial Drive
Suite 102
Louisville, Kentucky 40223
Attention: Richard Mills, CEO

[Signature Page – Amended and Restated Canadian Security Agreement]

EXHIBIT A
TO
CANADIAN SECURITY AGREEMENT

FORM OF AMENDMENT

This Amendment, dated                            , 20__, is delivered pursuant to Section 4.8[(b)/(c)] of the amended and restated Canadian security agreement referred to below. The undersigned hereby agrees that this Amendment may be attached to the amended and restated Canadian security agreement dated as of November 6, 2025, between the undersigned and First Merchants Bank, as the Agent for the benefit of the Lenders referred to therein (the “Security Agreement”), and (a) [that the intellectual property listed on Schedule A]/[that the shares of stock, membership interests, partnership units, notes or other instruments listed on Schedule A] annexed hereto shall be and become part of the Collateral referred to in the Security Agreement and shall secure payment and performance of all Obligations as provided in the Security Agreement and (b) that Schedule A shall be deemed to amend [Schedule 1.2/Schedule 1.1] by supplementing the information provided on such Schedule with the information set forth on Schedule A.

Capitalized terms used herein but not defined herein shall have the meanings therefor provided in the Security Agreement.

CINEPLEX DIGITAL MEDIA INC.

By:
Name:
Title

CREATIVE REALITIES CANADA, INC.

By:
Name:
Title

DDC GROUP INTERNATIONAL INC.

By:
Name:
Title

FIRST MERCHANTS BANK, as Agent

By:
Name:
Title

[Pledge and Security Agreement – Exhibit A]

EXHIBIT B

JOINDER AGREEMENT
(Canadian Security Agreement)

THIS JOINDER AGREEMENT (the “Joinder Agreement”) is dated as of ______________, ____ by                                     , a                             (“New Debtor”).

WHEREAS, pursuant to Section __ of that certain amended and restated credit agreement dated as of November 6, 2025 (as amended or otherwise modified from time to time, the “Credit Agreement”) by and among Allure Global Solutions, Inc., a Georgia corporation, Creative Realities, Inc., a Minnesota corporation, Reflect Systems, Inc., a Delaware corporation, 1001372953 Ontario Inc., an Ontario corporation, DDC Group International, Inc., an Ontario corporation and Cineplex Digital Media Inc., an Ontario corporation (the “Borrower”), the financial institutions signatory thereto from time to time (the “Lenders”) and First Merchants Bank, as Agent for the Lenders (in such capacity, “Agent”), the New Debtor is required to execute and deliver a joinder agreement to the Amended and Restated Canadian Security Agreement.

WHEREAS, in order to comply with the Credit Agreement, New Debtor executes and delivers this Joinder Agreement in accordance therewith.

NOW THEREFORE, as a further inducement to Lenders to continue to provide credit accommodations to the Borrower, New Debtor hereby covenants and agrees as follows:

A.         All capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless expressly defined to the contrary.

B.         New Debtor hereby enters into this Joinder Agreement in order to comply with [Section 4.15] of the Credit Agreement and does so in consideration of the Advances made or to be made from time to time under the Credit Agreement and the other Loan Documents.

C.         Schedule [insert appropriate Schedule] attached to this Joinder Agreement is intended to supplement Schedule [insert appropriate Schedule] of the Canadian Security Agreement with the respective information applicable to New Debtor.

D.         New Debtor shall be considered, and deemed to be, for all purposes of the Credit Agreement, the Canadian Security Agreement and the other Loan Documents, a Debtor under the Canadian Security Agreement as fully as though New Debtor had executed and delivered the Canadian Security Agreement at the time originally executed and delivered under the Credit Agreement and hereby ratifies and confirms its obligations under the Canadian Security Agreement, all in accordance with the terms thereof and shall be deemed to have made each representation and warranty set forth in the Canadian Security Agreement.

E.         No Default or Event of Default (each such term being defined in the Credit Agreement) has occurred and is continuing under the Credit Agreement.

F.         This Joinder Agreement shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be binding upon New Debtor and its successors and assigns.

[Pledge and Security Agreement – Exhibit B]

IN WITNESS WHEREOF, the undersigned New Debtor has executed and delivered this Joinder Agreement as of                            ,          .

[NEW DEBTOR]

By:
Its:

Accepted:

FIRST MERCHANTS BANK, as Agent

By:
Its:

[Pledge and Security Agreement – Exhibit B]